EXHIBIT 21

                           SIGNIFICANT SUBSIDIARIES

                                                                NAME UNDER
                                             STATE OR OTHER     WHICH SUBSIDIARY
                                             JURISDICTION       CONDUCTS
    NAME OF SUBSIDIARY                       OF INCORPORATION   BUSINESS
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Isogen International, LLC                      Delaware          Same
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Innodata India (Private) Limited                India            Same
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Innodata XML Content Factory, Inc.           Philippines         Same
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ESS Manufacturing Company, Inc.              Philippines         Same
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Content Online Services, Inc.                Philippines         Same
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Innodata Asia Holdings, Limited                Bermuda           Same
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Innodata Lanka (Private) Limited              Sri Lanka          Same
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